[PROVISIONS THAT DO NOT APPLY TO THE MATTER FOR WHICH
THE POWER OF ATTORNEY IS BEING PRESENTED HAVE BEEN REDACTED.]
GENERAL DURABLE POWER OF ATTORNEY
     I, JAMES M. MORONEY, JR., appoint JAMES M. MORONEY, III, as my agent (attorney-in-fact). I grant to my agent a general power of attorney, intending by this instrument to grant full power to do anything or exercise any right, in person or through any other person, that I could personally do or exercise without limitation, including but not limited to the powers identified below.
I. POWERS
     NOTICE: POWERS (A) THROUGH (M) ARE EXPLAINED IN THE DURABLE POWER OF ATTORNEY ACT, CHAPTER XII, TEXAS PROBATE CODE AND IN THE INFORMATION STATEMENT PROVIDED WITH THIS GENERAL DURABLE POWER OF ATTORNEY.
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     C. STOCK AND BOND TRANSACTIONS.
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II. TERM & REVOCATION
     This power of attorney is effective immediately and will continue until it is revoked. This power of attorney is not affected by my subsequent disability or incapacity.
     Any revocation of this general durable power of attorney shall be by a written instrument executed by me and acknowledged before a notary public and shall be filed in the Deed Records of Dallas County, Texas.
III. SUCCESSOR AGENT
     If any agent named by me fails or ceases to serve for any reason (including death, incapacity, resignation, or unwillingness to act), I name the following as successor(s) to that agent to serve successively in the order shown below; provided, however, that if two or more persons are named jointly, those persons are to serve jointly, and if any/either fails or ceases for any reason to serve, the other(s) shall serve alone:

A.	Name:	Barbara Moroney
Address:

B.	Name:	Gene Vilfordi
Address:

IV. DETERMINATION OF DISABILITY
     The determination of a person’s disability or incapacity, including my own, shall be made by a physician and shall be conclusive upon certification in a form sufficient for the recording of a deed in the State of Texas by such physician affirming that he has examined such person and that he has concluded, based on such examination, that such person is unable to exercise the powers granted in this instrument. Preferably, the physician selected shall be the person’s family physician or, if he or she is unable or unwilling to make such a determination, another competent physician who is specialized in fields of medicine pertinent to the determination of mental competency and, if at all possible, who has had prior personal knowledge of such person. I authorize physicians to examine me and disclose my physical or mental condition in order to determine my incapacity or capacity, for purposes of this instrument. No judicial determination shall be required.
     A third party who accepts this power of attorney is fully protected from any action taken under this power of attorney that is based on the determination made by a physician of my disability or incapacity. A true and correct copy of the physician’s certification of a person’s disability or incapacity must be attached to this instrument.
V. GENERAL PROVISIONS
     Any authority granted to my agent herein shall be limited so as to prevent this power of attorney from causing my agent to be taxed on my income and from causing my estate to be subject to a general power of appointment, as that term is defined in Section 2041 of the Code.
     I agree that any third party who receives a copy of this document may act under it. A third party may rely upon an affidavit of my agent as provided in the Texas Durable Power of Attorney Act. I agree to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.
     I have been provided with an information statement explaining the effect of this document. I have read and understand that information contained in the information statement.
     Signed this 19 day of June, 2002.

/s/ James M. Moroney, Jr.
JAMES M. MORONEY, JR.

STATE OF TEXAS
COUNTY OF DALLAS
     This document was acknowledged before me by James M. Moroney, Jr. this 19th day of June, 2002.

/s/ Tamara Durham
Notary Public in and for the State of Texas

Tamara Durham
My Commission Expires:
December 28, 2003
     THE ATTORNEY IN FACT OR AGENT, BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.

INFORMATION CONCERNING THE
GENERAL DURABLE POWER OF ATTORNEY
THE GENERAL DURABLE POWER OF ATTORNEY IS AN IMPORTANT LEGAL DOCUMENT. BEFORE SIGNING THE GENERAL DURABLE POWER OF ATTORNEY, YOU SHOULD KNOW THESE IMPORTANT FACTS:
     Power Granted. By signing the power of attorney, you are granting your agent all of the powers listed in the document. The information contained in Exhibit A to this statement details the extent and meaning of each power listed in (A) through (M) in the power of attorney.
     Effective Date. The power of attorney becomes effective on the date you sign it, and your subsequent disability or incapacity will not affect its validity. The power of attorney remains valid until it is revoked. Any revocation must be in writing, acknowledged by a Notary Public, and filed in the deed records of the appropriate county.
     Agent. The person you appoint as agent should be someone you know and trust who is willing to serve as your agent. The person must be 18 years of age or older. You should designate an alternate in the event that your agent fails or ceases to serve as your agent. Any alternate agent who serves will have the same authority to act as the original agent. You should inform the person you appoint that you want the person to be your agent. You should discuss the general durable power of attorney with your agent and give him or her a signed copy of the document and this information statement. If you appoint your spouse as an agent, his or her authority to serve as your agent automatically terminates upon your divorce.
     SIGN BELOW TO ACKNOWLEDGE YOUR RECEIPT OF THIS INFORMATION STATEMENT AND TO AFFIRM THAT YOU HAVE READ AND UNDERSTAND THE INFORMATION CONTAINED THEREIN.

Dated: 6/19/02	/s/ James M. Moroney, Jr.
JAMES M. MORONEY, JR.

EXHIBIT A
INFORMATION CONCERNING THE
GENERAL DURABLE POWER OF ATTORNEY
See Sections 491-504 of
Chapter XII, Texas Probate Code
A. GENERAL POWERS. The principal, by executing a statutory durable power of attorney that confers authority with respect to any class of transactions, empowers the attorney in fact or agent for that class of transactions to:
1.	demand, receive, and obtain by litigation, action, or otherwise any money or other thing of value to which the principal is, may become, or may claim to be entitled;

2.	conserve, invest, disburse, or use any money or other thing of value received on behalf of the principal for the purposes intended;

3.	contract in any manner with any person, on terms agreeable to the attorney in fact or agent, to accomplish a purpose of a transaction and perform, rescind, reform, release, or modify the contract or another contract made by or on behalf of the principal;

4.	execute, acknowledge, seal, and deliver a deed, revocation, mortgage, lease, notice, check, release, or other instrument the agent considers desirable to accomplish a purpose of a transaction;

5.	prosecute, defend, submit to arbitration, settle, and propose or accept a compromise with respect to a claim existing in favor of or against the principal or intervene in an action or litigation relating to the claim;

6.	seek on the principal’s behalf the assistance of a court to carry out an act authorized by the power of attorney;

7.	engage, compensate, and discharge an attorney, accountant, expert witness, or other assistant;

8.	keep appropriate records of each transaction, including an accounting of receipts and disbursements;

9.	prepare, execute, and file a record, report, or other document the attorney in fact or agent considers necessary or desirable to safeguard or promote the principal’s interest under a statute or governmental regulation;

10.	reimburse the attorney in fact or agent for expenditures made in exercising the powers granted by the durable power of attorney; and

11.	in general, do any other lawful act that the principal may do with respect to a transaction.
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D. STOCK AND BOND TRANSACTIONS. In a statutory durable power of attorney, the language conferring authority with respect to stock and bond transactions empowers the attorney in fact or agent to buy, sell, and exchange stocks, bonds, mutual funds, and all other types of securities and financial instruments other than commodity futures contracts and call and put options on stocks and stock indexes, receive certificates and other evidences of ownership with respect to securities, exercise voting rights with respect to securities in person or by proxy, enter into voting trusts, and consent to limitations on the right to vote.
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